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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Implant Sciences Corporation
Wakefield, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 333-76846 333-101141 and 333-64499) and Form S-8
(No. 333-42816) of Implant Sciences Corporation of our report dated August 19, 2003, except with respect to the matter discussed in Note 17 as to which the date is August 28, 2003, relating to the financial statements which appears in this Form 10-KSB.



/s/ BDO Seidman, LLP
Boston, MA

September 26, 2003